UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2024

Esperion Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35986	26-1870780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3891 Ranchero Drive, Suite 150 Ann Arbor, MI	48108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (734) 887-3903

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESPR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 18, 2024, Esperion Therapeutics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC (“Jefferies”), as representative of the several underwriters listed on Schedule A thereto (the “Underwriters”), related to an underwritten public offering (the “Offering”) of 56,700,000 shares of common stock of the Company, par value $0.001 per share (“Common Stock”), at a purchase price to the public of $1.50 per share. The Underwriters were also granted a 30-day option to purchase up to an additional 8,505,000 shares of Common Stock, at the public offering price. On January 19, 2024, Jefferies gave notice to the Company of its election to exercise the option to purchase additional shares, in full. Giving effect to the exercise of Underwriters' option, the Offering proceeds to the Company are expected to be approximately $90.8 million, after deducting the underwriting discount and estimated offering expenses. The Offering is expected to close on January 23, 2024, subject to customary closing conditions.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-264303), filed with the Securities and Exchange Commission (the “Commission”) on April 15, 2022 and declared effective by the Commission on April 26, 2022, as supplemented by a final prospectus supplement dated January 18, 2024, filed with the Commission on January 22, 2024. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the shares of Common Stock.

The foregoing description of certain terms of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and is incorporated by reference herein. A copy of the opinion of Goodwin Procter LLP, relating to the legality of the issuance and sale of shares of Common Stock in the Offering is filed as Exhibit 5.1 hereto and is incorporated by reference herein.

Item 8.01	Other Events.

On January 18, 2024, the Company issued a press release announcing the Offering. On January 18, 2024, the Company issued a press release announcing that it had priced the Offering. Copies of both press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated by reference herein.

Forward Looking Statements

This Current Report on Form 8-K and certain of the materials filed herewith contain forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including, without limitation, statements related to the timing and closing of the Offering, the satisfaction of customary closing conditions related to the Offering and the estimated net proceeds from the Offering. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Actual performance and results may differ materially from those projected or suggested in the forward-looking statements due to various risks and uncertainties, including, among others: fluctuations in the Company’s stock price, changes in market conditions, the satisfaction of customary closing conditions related to the Offering, and the risks detailed in the Company’s filings with the Commission, including in the Company’s most recent Annual Report on Form 10-K and in subsequent filings with the Commission. Any forward-looking statements contained in this Current Report on Form 8-K and the materials filed herewith speak only as of the their respective dates, and the Company disclaims any obligation or undertaking to update or revise any forward-looking statements, other than to the extent required by law.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of January 18, 2024, by and between Esperion Therapeutics, Inc. and Jefferies LLC, as representative of the several underwriters listed on Schedule A thereto.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press Release announcing the Offering, dated January 18, 2024.

99.2	Press Release announcing the pricing of the Offering, dated January 18, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPERION THERAPEUTICS, INC.

Date: January 22, 2024	By:	/s/ Sheldon Koenig
	Name:	Sheldon Koenig
	Title:	President and Chief Executive Officer